UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2016

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06813
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 22, 2016, FuelCell Energy, Inc. (the “Company”) entered into a modification of its lease with Technology Park Associates, LLC. (“TPR”) in relation to the existing fuel cell manufacturing facility in Torrington, Connecticut, USA and the land required for the Company’s planned expansion of the facility. As previously disclosed, on November 9, 2015, the Company closed on a definitive Assistance Agreement with the State of Connecticut and received a disbursement of $10 million to be used for the expansion of the existing 65,000 square feet by approximately 102,000 square feet for a total size of 167,000 square feet. Construction of the expanded facility commenced in the Company's fiscal 2016 and is expected to be completed in fiscal 2017.

This lease modification with TPR extends the term for an additional period of fifteen years from January 1, 2016 through December 31, 2030 and provides the Company the right to expand the existing facility to 167,000 square feet. The Company will pay a base rent to TPR of $308,750 for the first five years commencing on January 1, 2016. This is a reduction from the prior base rent of $448,308 payable annually from the period of January 1, 2011 through December 31, 2015. Commencing January 1, 2021, the Company will pay a base rent of $373,750 and commencing January 1, 2026, the Company will pay a base rent of $438,750 for the final five years of the fifteen year term.

The term can be further extended for up to three additional periods of five years each at the Company's option subject to certain notification and other provisions outlined in the lease. Rent payments for any additional five year extension of the lease will be subject to TPR providing a fair market rent determination which is subject to the Company’s acceptance. The Company has the right to purchase the facility and premises as defined within the lease for a price of $4,750,000 at any time during the fifteen year term, but no later than December 31, 2030 by giving TPR a minimum of six months prior written notice.

The foregoing summary of the material terms of the lease modification is qualified in its entirety by reference to the full text of the lease modification agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 28, 2016	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit     Description

10.1	Third Modification of Lease, dated April 22, 2016, among FuelCell Energy, Inc. and Technology Park Associates, LLC

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